Exhibit 99.1

Black Elk Energy Offshore Operations, LLC Announces Update to Conference Call

Houston, February 6, 2014

Black Elk Energy Offshore Operations, LLC (the “Company”) will postpone the conference call scheduled for February 7, 2014 to the week of February 10th. The conference call had to be moved due to schedule conflicts by the participants and company.
More information, including dial in numbers, will be provided when the date is confirmed. A summary presentation will be available on the Company’s investor portal the day of the call.
About Black Elk Energy Offshore
Black Elk Energy Offshore Operations, LLC (www.blackelkenergy.com) is an independent oil and gas company headquartered in Houston, Texas. The Company’s team of professionals is dedicated to performing to the highest industry safety standards, operating within and beyond the requirements of the regulations, and maintaining its stance as a good corporate citizen. The Company’s seasoned industry executives have extensive oil exploitation experience and knowledge with a unique demonstrated track record of increasing reserves and production.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Black Elk Energy Offshore Operations, LLC and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Black Elk or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Black Elk Energy Offshore Operations, LLC does not assume a duty to update these forward-looking statements.
Contact

IR@blackelkenergy.com
11451 Katy Freeway, Suite 500
Houston, Texas 77079
(281) 598-8647